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                                 PAPNET OF OHIO, INC.

                              PROXY FOR SPECIAL MEETING

                                  ___________, 1996

    The undersigned hereby appoints David J. Richards or John P. Kennedy, and each of them, with full power of substitution, in the name, place and stead of the undersigned, to vote at the Special Meeting of Shareholders of Papnet of Ohio, Inc. on September __, 1996 at ______.m. Eastern Standard Time, or at any adjournment thereof, upon the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

    1. Approval of the Agreement and Plan of Merger, dated July 5, 1996 among the Company and Cytology Indiana, Inc., Indiana Cytology Review Company, ER Group, Inc., CCWP Partners, Inc., and Carolina Cytology, Inc. (the "Merger Agreement"), and the Amended and Restated Articles of Incorporation and the Amended and Restated Regulations provided for in the Merger Agreement.

         (  ) For approval of the Merger Agreement and the Amended and Restated
              Articles of Incorporation and the Amended and Restated Regulations provided for in the Merger Agreement.

         ( ) Against approval of the Merger Agreement and the Amended and Restated Articles of Incorporation and Regulations provided for in the Merger Agreement.

         (  ) Abstain

    2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. This proxy will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted FOR the matters described in Items 1 and 2 above.



Dated:  ________________, 1996
                                    ______________________________________
                                    Signature




                                    ______________________________________
                                    Print Name




NOTE: THIS INSTRUMENT MUST BE SIGNED BY THE REGISTERED HOLDER AND THE SIGNATURE SHOULD CORRESPOND EXACTLY WITH THE NAME AS IT IS SHOWN HEREON. WHEN SIGNING AS AN ATTORNEY, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH. IN CASE OF JOINT TENANCY, CO-EXECUTORS, OR CO-TRUSTEES, BOTH SHOULD SIGN.